EPIPHANY FUNDS

                           2214 MICHIGAN AVE., SUITE E
                             ARLINGTON, TEXAS 76013

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 29, 2010

Dear Shareholders:

      The Board of Trustees of Epiphany Funds (the "Trust"), an open-end investment company organized as an Ohio business trust, has called a special meeting of the shareholders of the Epiphany Faith and Family Values 100 Fund a series of the Trust, to be held at the principal offices of the Trust, 2214 Michigan Ave., Suite E, Arlington, Texas 76013, on January 29, 2010 at 10:00 a.m., Central time, for the following purposes:

      1. Approval of a new Management Agreement between the Trust and Trinity Fiduciary Partners, LLC, the Fund's investment adviser. NO FEE INCREASE IS PROPOSED.

      2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders of record at the close of business on November 27, 2009 are entitled to notice of, and to vote at, the special meeting and any adjournment(s) or postponement(s) thereof.

                                               By Order of the Board of Trustees


                                                               S/David F. Ganley

                                                                 DAVID F. GANLEY
                                                                       Secretary
December 14, 2009

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR BY FAXING IT TO 215-830-8995, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

A COPY OF THE NOTICE OF SHAREHOLDER MEETING, THE PROXY STATEMENT (INCLUDING A COPY OF THE PROPOSED NEW MANAGEMENT AGREEMENT), AND PROXY VOTING BALLOT ARE AVAILABLE AT WWW.EPIPHANYFUND.COM.